Exhibit 99.1

PACIFIC ENERGY PARTNERS, L.P.

5900 Cherry Avenue

Long Beach, California  90805

Contact:

Aubrye Harris

Manager, Investor Relations	News Release
562/728-2871
562/728-2881 (FAX)
aharris@PacificEnergy.com

New York Stock Exchange (PPX)

FOR IMMEDIATE RELEASE

PACIFIC ENERGY PARTNERS, L.P. ANNOUNCES

APPOINTMENT OF ADDITIONAL DIRECTOR

Long Beach, California, April 6, 2005….Pacific Energy Partners, L.P. (NYSE:PPX) announced that Timothy H. Day has been appointed a member of the board of directors effective today.

Mr. Day is currently a Vice President of First Reserve Corporation which, on March 21, 2005, acquired a minority interest in LB Pacific, LP, owner of the general partner of Pacific Energy.  Mr. Day’s primary focus at First Reserve is developing and analyzing investment opportunities in the energy industry.  Prior to joining First Reserve in 2000, Mr. Day held various positions with SCF Partners, a Houston, Texas based investment firm.  From 1992 to 1995 he served in the energy investment banking divisions of Credit Suisse First Boston and Salomon Brothers Inc.

“We look forward to working with Tim as a member of our board,” stated Irv Toole, President and Chief Executive Officer.  “His knowledge of financial markets and the energy industry will be an asset as Pacific Energy continues to grow.”

About Pacific Energy:

Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California.  Pacific Energy is engaged principally in the business of gathering, transporting, storing and distributing crude oil and other related products in California and the Rocky Mountain region, including Alberta, Canada.  Pacific Energy generates revenues primarily by transporting crude oil on its pipelines and by leasing capacity in its storage facilities.  Pacific Energy also buys, blends and sells crude oil, activities that are complementary to its pipeline transportation business.

This news release may include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements.  Although Pacific Energy believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that may affect Pacific Energy’s operations and financial performance.  Among the factors that could cause results to differ materially are those risks discussed in Pacific Energy’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2004.

For additional information about Pacific Energy, please visit our website at www.PacificEnergy.com.

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